Exhibit 23.1

CHI-LLTC (AF : 1114)
Chartered Accountants
47, First Floor, Jalan SS15/4B
47500 Subang Jaya
Selangor Darul Ehsan
Tel : +603-5622 2063/2066
Office email: pj3office.sj@chi-lltc.my

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated May 15, 2025, relating to the consolidated financial statements, which appear in Top Wealth Group Holding Limited’s Annual Report on Form 20-F for the year ended December 31, 2025.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ CHI-LLTC

Malaysia

May 28, 2026